Exhibit 99.1

MarineMax Refinances $1.49 Billion Senior Secured Credit Facilities

~Reduces Borrowing Costs and Improves Terms~

~Expands Revolving Credit Facility to Enhance Financial Flexibility~

~Extends Debt Maturity Profile to June 2031~

OLDSMAR, Florida, June 30, 2026 – MarineMax, Inc. (NYSE: HZO), the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, today announced that it has completed the refinancing of its $1.49 billion aggregate senior secured credit facilities.

The new credit facilities (the “Credit Facilities”) consist of the following:

•
$950 million floor plan line of credit (the “Floor Plan”), replacing a similar facility
•
$302.5 million term loan (the “Term Loan”), replacing the prior facility
•
$150 million revolving credit facility (the “Revolver”), replacing a $100 million facility
•
$85 million delayed draw mortgage facility (the “Mortgage Facility”), of which $35 million is outstanding, replacing the prior $100 million facility

The Credit Facilities mature in June 2031, extending MarineMax’ s debt maturity profile by five years.

“This refinancing strengthens our financial position by lowering our borrowing costs, extending our maturity and providing additional liquidity to support the continued execution of our long-term strategy,” said Michael H. McLamb, Executive Vice President, Chief Financial Officer and Secretary of MarineMax, Inc. “Successfully completing this transaction on improved terms in today’s marine industry environment underscores the strength of our lender relationships and reflects the confidence they have in our operating performance, disciplined capital allocation, healthy balance sheet and management team. We appreciate and value the ongoing support and partnership of our lending group.”

The financings were led by M&T Bank as Administrative Agent and Joint Lead Arranger, along with Wells Fargo Commercial Distribution Finance as Joint Lead Arranger and Floor Plan Agent.

MarineMax maintains deep, longstanding relationships with many of the lenders participating in the current and prior credit facilities. These banking partners support the Company's diverse lines of business through a broad range of global cash management, treasury, retail financing, and investment banking services.

About MarineMax

As the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, MarineMax (NYSE: HZO) is United by Water. We have over 120 locations worldwide, including over 70 dealerships and 65 marina and storage facilities. Our integrated business includes IGY Marinas, which operates luxury marinas in yachting and sport fishing destinations around the world; Fraser Yachts

Group and Northrop & Johnson, leading superyacht brokerage and luxury yacht services companies; Cruisers Yachts, one of the world’s premier manufacturers of premium sport yachts, motor yachts, and Aviara luxury dayboats; and Intrepid Powerboats, a premier manufacturer of powerboats. To enhance and simplify the customer experience, we provide financing and insurance services as well as leading digital technology products that connect boaters to a network of preferred marinas, dealers, and marine professionals through Boatyard and Boatzon. In addition, we operate MarineMax Vacations in Tortola, British Virgin Islands, which offers our charter vacation guests the luxury boating adventures of a lifetime. Land comprises 29% of the earth’s surface. We’re focused on the other 71%. Learn more at www.marinemax.com.

Forward-Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. These statements, including those relating to the flexibility provided to the Company due to the refinancing of its senior secured credit facilities, the strength provided, how the refinancing supports Company’s execution of its long-term strategy, the confidence the lenders have in our operating performance, are based on current expectations, forecasts, risks, uncertainties, and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions, and uncertainties include the timing of and potential outcome of the Company’s long-term strategy, the estimated impact resulting from the Company’s cost-reduction initiatives, the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, general economic conditions, as well as those within the Company's industry, the level of consumer spending, and numerous other factors identified in the Company’s most recently filed Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Mike McLamb

Chief Financial Officer

727-531-1700

Scott Solomon

Senior Vice President

Sharon Merrill Advisors

(857) 383-2409

HZO@investorrelations.com